Ciena Employee Stock Purchase Plan
Enrollment Form
&
Supplemental Term and Notifications for International Employees

The Employee Stock Purchase Plan (“ESPP”) is made available to eligible employees of Ciena Corporation (“Ciena”) and its participating Affiliates. A description of the ESPP can be found in the Prospectus and other materials available on MyCiena and the ESPP enrollment platform. By enrolling in the ESPP, you acknowledge receipt of the ESPP, Plan and this “Enrollment Form” and agree to be bound by the terms thereof as a condition of enrollment.

Employees outside of the U.S., or who are subject to tax jurisdictions outside the U.S., should carefully evaluate their participation in this U.S.-based program to ensure they understand its impact on their personal income tax situations. Special considerations for International employees are set forth below, including any country-specific appendix. Capitalized terms not defined herein shall have the meanings assigned to such terms in the ESPP and the Prospectus.

Contribution Limits
Each pay period, employees may contribute up to 10% or a flat payment amount specified in their local currency. In either case, an employee will not be allowed to purchase more than USD$ 25,000 worth of Common Stock in a calendar year based on the fair market value of Ciena's Common Stock on an employee's Offer Date. If an employee purchases the maximum number of shares of Common Stock allowed before using all of the funds they contributed to the ESPP, the excess will be refunded to the employee.

Payroll Deductions
Many employees outside of the U.S. are paid at the end of each month. Contributions for the U.S.-based June purchase will be withheld from amounts received in the international December through May payrolls on a monthly basis. Contributions for the December purchase will be withheld from amounts received in the international June - November payrolls on a monthly basis.

Exchange Rate
ESPP contributions in non-U.S. dollars will be converted to U.S. dollars at the end of each Purchase Period using the exchange rate in effect at the end of the fiscal month immediately preceding the Purchase Date. For example, the exchange rate in effect on November 25, 2011, would be used for the December 20, 2011, ESPP purchase. Neither Ciena nor any participating Affiliate shall be liable for any foreign exchange rate fluctuation between the local currency of the employee's employer (“Employer”) and the U.S. dollar that may affect (i) the conversion of the employee's ESPP contributions to purchase shares of Common Stock; (ii) the proceeds due to the employee upon purchase of the shares of Common Stock; or (iii) the sale of the shares of Common Stock acquired at purchase.

Sale of Shares of Common Stock Acquired through the ESPP
Shares of Common Stock acquired through the ESPP are placed in a limited purpose brokerage account with E*TRADE Securities, LLC (E*TRADE). E*TRADE will e-mail a Welcome Packet to newly enrolled ESPP participants prior to their first purchase. Before the employee will be allowed to sell shares of Common Stock acquired through the ESPP, he or she must complete and return the required tax identification and account set-up forms with original signatures to E*TRADE. Questions about these forms and the sale process should be directed to E*TRADE Securities, LLC at: 001-800-775-2793.

Responsibility for Taxes
Regardless of any action Ciena and/or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the employee's participation in the ESPP and legally applicable to the employee (“Tax-Related Items”), the employee acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by Ciena or the Employer. The employee further acknowledges that Ciena and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the ESPP, including but not limited to, the purchase of shares of Common Stock, the issuance of shares of Common Stock pursuant to the purchase, the sale of shares of Common Stock acquired under the ESPP or the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the employee's ESPP participation to reduce or eliminate the employee's liability for Tax-Related Items or achieve any particular tax result. Further, if the employee has become subject to tax in more than one jurisdiction between the Offer Date and the date of any relevant taxable or tax withholding event, as applicable, the employee acknowledges that Ciena and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, the employee will pay or make adequate arrangements satisfactory to Ciena and/or the Employer to satisfy all Tax-Related Items. In this regard, the employee authorizes Ciena and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(1)    requiring the employee to pay an amount necessary to pay the Tax-Related Items to Ciena and/or the Employer in the form of cash, check or other cash equivalent; or

(2)    withholding from the employee's wages or other cash compensation paid to the employee by Ciena and/or the Employer; or

(3)    withholding from proceeds of the sale of shares of Common Stock acquired upon purchase either through a voluntary sale or through a mandatory sale arranged by Ciena (on employee's behalf pursuant to this authorization); or

(4)    withholding in shares of Common Stock to be issued upon purchase.

If the employee is subject to the short-swing profit rules of Section 16(b) of the U.S. Securities and Exchange Act of 1934, as amended, then the Committee shall establish the method of withholding from alternatives (1) - (4) above.

To avoid negative accounting treatment, Ciena may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, employee is deemed to have been issued the full number of shares of Common Stock subject to the purchase, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the employee's participation in the ESPP.

Finally, the employee shall pay to Ciena or the Employer any amount of Tax-Related Items that Ciena or the Employer may be required to withhold or account for as a result of the employee's participation in the ESPP that cannot be satisfied by the means previously described. Ciena may refuse to purchase or deliver the shares of Common Stock or the proceeds of the sale of shares of Common Stock, if employee fails to comply with his or her obligations in connection with the Tax-Related Items.

Nature of Grant

By enrolling and participating in the ESPP, the employee acknowledges, understands and agrees that:

(a)    the ESPP is established voluntarily by Ciena, it is discretionary in nature and it may be modified, amended, suspended or terminated by Ciena at any time as described in the ESPP;

(b)    the grant of the offer to purchase Common Stock under the ESPP (“Purchase Right”) is voluntary and occasional and does not create any contractual or other right to participate in any future ESPP offerings, or benefits in lieu of the ESPP, even if the ESPP has been granted repeatedly in the past;

(c)    all decisions with respect to future ESPP offerings, if any, will be at the sole discretion of Ciena;

(d)    the employee's participation in the ESPP shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate employee's employment or service relationship at any time;

(e)    the employee is voluntarily participating in the ESPP;

(f)    the Purchase Rights and the shares of Common Stock subject to the Purchase Rights are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to Ciena or the Employer, and which are outside the scope of employee's employment or service contract, if any;

(g)    the Purchase Rights and the shares of Common Stock subject to the Purchase Rights are not intended to replace any pension rights;

(h)    the Purchase Rights and the shares of Common Stock subject to the Purchase Rights are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for Ciena, the Employer or any participating Affiliate;

(i)    the Purchase Rights and employee's participation in the ESPP will not be interpreted to form an employment or service contract or relationship with Ciena or any participating Affiliate;

(j)    the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(k)    the value of the shares of Common Stock purchased under the ESPP, may increase or decrease, even below the Purchase Price;

(l)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Purchase Rights resulting from termination of employee's employment by Ciena or the Employer (for any reason whatsoever and whether or not in breach of contract or any employment law in the country where the employee resides, even if otherwise applicable to the employee's employment benefits from the Employer, and whether or not later found to be invalid) and in consideration of the grant of the Purchase Rights to which the employee is otherwise not entitled, the employee irrevocably agrees never to institute any claim against Ciena, the Employer or any Affiliate, waives his or her ability, if any, to bring any such claim, and releases Ciena, the Employer and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the ESPP, the employee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(m)    in the event of termination of employee's employment (whether or not in breach of contract or any employment law in the country where the employee resides, even if otherwise applicable to the employee's employment benefits from the Employer, and whether or not later found to be invalid), the employee's right to participate in the ESPP and his or her right to receive shares of Common Stock, if any, will terminate effective as of the date that the employee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period); the Board and/or the Committee, as applicable, shall have the exclusive discretion to determine when the employee is no longer actively employed for purposes of his or her participation in the ESPP; and

(n)    the right to purchase shares of Common Stock and participate in the ESPP do not create any entitlement, not otherwise specifically provided for in the ESPP or by Ciena in its discretion, to have the right to purchase share of Common Stock or the Common Stock acquired upon purchase transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock;

Data Privacy
The employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of employee's personal data as described in this Enrollment Form or any other ESPP materials by and among, as applicable, the Employer, Ciena and its participating Affiliates for the exclusive purpose of implementing, administering and managing employee's participation in the ESPP.

The employee understands that Ciena and the Employer hold certain personal information about the employee, including, but not limited to, employee's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in Ciena, details of all Purchase Rights or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the employee's favor, for the exclusive purpose of implementing, administering and managing the ESPP (“Data”).

The employee understands that Data may be transferred to E*Trade Financial Services, Inc., or such other stock plan service provider as may be selected by Ciena in the future, which is assisting Ciena with the implementation, administration and management of the ESPP. The employee understands that the recipients may be located in the United States or elsewhere, and that the recipients' country (e.g., the United States) may have different data privacy laws and protections than employee's country. The employee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The employee authorizes Ciena, E*Trade Financial Services, Inc. and any other possible recipients which may assist Ciena (presently or in the future) with implementing, administering and managing the ESPP to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the ESPP. The employee understands that Data will be held only as long as is necessary to implement, administer and manage the employee's participation in the ESPP. The Employee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The employee understands, however, that refusing or withdrawing his or her consent may affect employee's ability to participate in the ESPP. For more information on the consequences of employee's refusal to consent or withdrawal of consent, the employee understands that he or she may contact his or her local human resources representative.

No Advice Regarding Grant
Ciena is not providing any tax, legal or financial advice, nor is Ciena making any recommendations regarding employee's participation in the ESPP, or employee's acquisition or sale of the underlying shares of Common Stock. The employee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the ESPP before taking any action related to the ESPP.

Governing Law and Venue
The ESPP and the provisions of this Enrollment Form are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant of Purchase Rights or this Enrollment Form, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Maryland and agree that such litigation shall be conducted only in the courts of Maryland, or the federal courts for the District of Maryland and no other courts, where this offer is made and/or to be performed.

Electronic Delivery
Ciena may, in its sole discretion, decide to deliver any documents related to current or future participation in the ESPP by electronic means. The employee hereby consents to receive such documents by electronic delivery and agrees to participate in the ESPP through an on-line or electronic system established and maintained by Ciena or another third party designated by Ciena.

Language
If the employee has received this Enrollment Form or any other document related to the ESPP translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Severability
The provisions of this Enrollment Form are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Appendix A
Notwithstanding any provisions in this Enrollment Form, the ESPP shall be subject to any special terms and conditions set forth in any Appendix A to this Enrollment Form for employee's country. Moreover, if the employee relocates to one of the countries included in the Appendix A, the special terms and conditions for such country will apply to the employee, to the extent Ciena determines that the application of such terms and conditions are necessary or advisable in order to comply with local law with regard to the issuance or sale of shares of Common Stock or to facilitate the administration of the ESPP. The Appendix A constitutes part of this Enrollment Form.

Imposition of Other Requirements
Ciena reserves the right to impose other requirements on employee's participation in the ESPP, on the ESPP offering and on any shares of Common Stock purchased under the ESPP, to the extent Ciena determines it is necessary or advisable in order to comply with local law with regard to the issuance or sale of shares of Common Stock or to facilitate the administration of the ESPP, and to require the employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

THE EMPLOYEE UNDERSTANDS THAT THIS ENROLLMENT FORM SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY CIENA OR THE EMPLOYEE, OR THE EMPLOYEE BECOMES INELIGIBLE TO PARTICIPATE IN THE ESPP DUE TO TERMINATION OF EMPLOYMENT OR OTHERWISE. UPON TERMINATION OF EMPLOYMENT, THE EMPLOYEE'S ACCUMULATED PAYROLL DEDUCTIONS, IF ANY, SHALL BE RETURNED WITHOUT INTEREST.

The employee's acceptance of this offer and participation in the ESPP indicates that he or she has read the information provided to the employee regarding the ESPP, including the Enrollment Form and Appendix A, and authorizes deductions of employee's contribution from his or her base salary allocable to the Offering Period on an after-tax basis as indicated above and agrees to be bound by the terms and conditions of the ESPP and the Enrollment Form, including Appendix A. Any changes to the above instruction must be provided in writing and sent to the appropriate benefits department for processing.

For additional information about the ESPP, please refer to the ESPP Prospectus or FAQ available on myCiena. The employee may also contact Ciena's Benefits Department at 410-981-7322 or via email at benefits@ciena.com.

Ciena Employee Stock Purchase Plan

Appendix A to Enrollment Form
Country-Specific Provisions for International Employees

Terms and Conditions

The following sections of this Appendix A include special terms and conditions applicable to ESPP participants in the countries covered by the following sections. These terms and conditions are in addition to or, if so indicated, in replacement of the terms and conditions set forth in the Enrollment Form.

Notifications

The information in this Appendix A is based on the exchange control, securities and other laws in effect in the respective countries as of October 2011. Such laws are often complex and change frequently. As a result, Ciena strongly recommends that the employee should not rely on the information herein as the only source of information relating to the consequences of participation in the ESPP because the information may be out of date at the time shares of Common Stock are purchased under the ESPP or are sold. If the employee resides outside of the U.S. or is on assignment outside of the U.S., exchange control reporting or filing obligations (especially with respect to currency transfers) may apply at the time of the purchase of shares of Common Stock or sale of the shares of Common Stock. The employee should determine whether these obligations, if any, apply prior to the purchase and sale of shares of Common Stock. In addition, the information is general in nature and might not apply to the employee's particular situation, and Ciena is not in a position to assure the employee of any particular result. Accordingly, the employee is advised to seek appropriate professional advice as to how the relevant laws in the employee's country may apply to his or her situation.

Finally, note that if the employee is a citizen or resident of a country other than the one he or she is working in, or is considered a resident of another country for local law purposes or if the employee transfers employment and/or residency to another country after the offer to participate in the ESPP has been granted to the employee, the information contained herein may not be applicable to the employee in the same manner. In addition, Ciena shall, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to the employee under these circumstances.

AUSTRIA

Terms and Conditions

Interest Waiver. By participating in the ESPP and accepting the ESPP offer, the employee unambiguously consents to waive his or her right to any interest arising in relation to the payroll deductions taken from the employee's base salary allocable to the Offering Period in connection with his or her participation in the ESPP.

Notifications

Consumer Protection Information. If the provisions of the Austrian Consumer Protection Act are applicable to the Enrollment Form and the ESPP, the employee acknowledges that he or she may be entitled to revoke his or her acceptance of the ESPP offer under the conditions listed below:

(i)    If the employee accepts the ESPP offer outside the business premises of Ciena or a participating Affiliate, the employee may be entitled to revoke his or her acceptance of the ESPP offering, provided the revocation is made within one week after the employee accepts the offer.

(ii)    The revocation must be in written form to be valid. It is sufficient if the employee returns the Enrollment Form to Ciena or Ciena's representative with language which can be understood as the employee's refusal to conclude or honor the terms in the Enrollment Form, provided the revocation is sent within the period set forth above.

Exchange Control Information. When shares of Common Stock are sold, the employee understands that he or she may have exchange control obligations if the employee holds the cash proceeds from the sale outside Austria.

BELGIUM

Notifications

Tax Reporting. The employee is required to report any bank accounts opened and maintained outside Belgium on his or her annual tax return.

Authorization to Remit Eligible Cash Earnings. For Belgian law purposes, “payroll deductions” means a specific instruction by the employee to the Employer to pay out part of his or her base salary allocable to the Offering Period in order to fund the Purchase Price for the shares of Common Stock, in accordance with the terms and conditions of the ESPP.

Undertaking. Under current Belgian tax law, employees may execute an undertaking to hold the shares of Common Stock for two years from the Purchase Date to obtain certain tax treatment for the ESPP income. If an employee is interested in finding out more information about the tax treatment of the ESPP income, he or she should check with his or her personal tax advisor.

If an employee wishes to take advantage of this two-year hold agreement, he or she should complete the Undertaking form available on the next page. The employee should keep a copy of the Undertaking for his or her records and include a copy of the Undertaking when filing his or her income tax return. (Undertaking on next page)

Ciena Corporation
2003 Employee Stock Purchase Plan

Undertaking

For Participants in Belgium

The undersigned has been offered the possibility to participate in the Ciena Corporation 2003 Employee Stock Purchase Plan (the “ESPP”) and has therefore the possibility, on each Purchase Date of the Offering Period (as defined in the Prospectus), to purchase a certain number of shares of Common Stock in Ciena Corporation.

For Belgian tax purposes, the undersigned hereby undertakes to hold the shares of Common Stock purchased on each respective Purchase Date for a period of at least two years commencing on the respective Purchase Date.

Name:        ________________________________________

Address:        ________________________________________

Date:         ________________________________________

_______________________________________

Signature

CANADA

Terms and Conditions

Termination of Employment. This provision replaces the Nature of Grant subsection (m) provision of the Enrollment Form:

In the event of the employee's termination of employment or service to Ciena or any of its participating Affiliates for any reason (whether or not in breach of local labor laws and whether or not later found to be invalid), the employee's right to participate in the ESPP and his or her right to receive shares of Common Stock, if any, will terminate effective as of the date that is the earlier of (1) the date the employee receives notice of termination of employment from his or her Employer, or (2) the date the employee is no longer actively employed, regardless of any notice period or period of pay in lieu of such notice required for Canadian employment law purposes (including, but not limited to Canadian statutory law, regulatory law and/or common law), even if otherwise applicable to the employee's employment benefits from the Employer; Ciena shall have the exclusive discretion to determine when the employee is no longer actively employed for purposes of his or her participation in the ESPP.

The following provisions will apply to the employee if he or she is a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Enrollment Form, including this Appendix A, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exige la redaction en anglais de cette convention («Enrollment Form») ainsi que cette Annexe A, ainsi que de tous documents, avis et procedures judiciares, executes, donnes ou intentes en vertu de, ou lies directement ou indirectement a, la presente convention.

Data Privacy Notice and Consent. This provision supplements the Data Privacy section of the Enrollment Form:

The employee hereby authorizes Ciena and Ciena's representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the ESPP. The employee further authorizes Ciena, its participating Affiliates and any stock plan service provider that may be selected by Ciena to assist with the ESPP to disclose and discuss the ESPP with their advisors. The employee also authorizes Ciena and its participating Affiliates to record such information and to keep such information in his or her file.

DENMARK

Terms and Conditions

Stock Options Act. The employee acknowledges that he or she received an Employer Statement in Danish which sets forth the terms of the Purchase Rights under the Act on Stock Options.

Notifications

Exchange Control and Tax Reporting Information. The employee may hold shares of Common Stock acquired under the ESPP in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the shares of Common Stock are held with a non-Danish broker or bank, the employee is required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, the employee must file a Declaration V (Erklaering V) with the Danish Tax Administration. Both the employee and the bank/broker must sign the Declaration V. By signing the Declaration V, the broker or bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the shares of Common Stock in the account. By signing the Declaration V, the employee authorizes the Danish Tax Administration to examine the account.

In addition, when the employee opens a deposit account or a brokerage account with a foreign bank for his or her shares of Common Stock and/or the proceeds of the sale of shares of Common Stock, the bank or brokerage account, as applicable, will be treated as a deposit account because cash can be held in the account. Therefore, the employee must also file a Declaration K (Erklaering K) with the Danish Tax Administration. Both the employee and the bank/broker must sign the Declaration K. By signing the Declaration K, the bank/broker undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the deposit account. By signing the Declaration K, the employee authorizes the Danish Tax Administration to examine the account.

FRANCE

Terms and Conditions

Payroll Deduction Authorization. The employee hereby authorizes payroll deductions from each paycheck in that percentage of his or her base salary or flat payment amount (if permitted by Ciena) allocable to the Offering Period (up to 10%) as selected during the enrollment process and in accordance with the terms and conditions of the ESPP, and as the employee may change from time to time in accordance with the ESPP.

Autorisation Relative Aux Retenues Sur Salaire. L'employé par ceci autorise les retenues sur salaire de chaque paie en ce pourcentage du salaire de base alloué à la Période D'offre (jusqu'à 10%), ainsi élu lors de la souscription et en conformité avec les termes et conditions du Plan d'Achat d'Actions, et comme l'employé peut le changer de temps en temps en conformité avec le Plan d'Achat d'Actions.

Language Consent. By accepting the terms and conditions of the Enrollment Form, the employee confirms having read and understood the documents relating to this grant of the offer to purchase shares of Common Stock (the ESPP, the Enrollment Form, and this Appendix A) which were provided to the employee in the English language. The employee accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée.: En acceptant les termes et conditions du Contrat de Souscription, l'employé confirme ainsi avoir lu et compris les documents relatifs à cette attribution du droit d'achat d'Actions Cotées en Bourse (le Plan d'Achat d'Actions, le Contrat de Souscription, et la présente Annexe A) qui ont été fournis á l'employé dans la langue anglaise. L'employé accepte les termes de ces documents en connaissance de cause.

GERMANY

There are no country-specific provisions.

IRELAND

Terms and Conditions

Nature of Grant. This provision supplements the Nature of Grant section of the Enrollment Form:

By participating in the ESPP and making enrollment elections, the employee acknowledges, understands and agrees that the benefits received under the ESPP will not be taken into account for any redundancy or unfair dismissal claim.

Notifications

Director Notification Information. Directors and secretaries of an Irish participating Affiliate and their respective spouses and children under 18 years of age and family-held companies or trusts who receive Purchase Rights under the ESPP or sell shares of Common Stock acquired under the ESPP must notify the Irish participating Affiliate in writing within five business days of (i) receiving or disposing of an interest in Ciena (e.g., Purchase Rights, shares of Common Stock), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director or secretary if such an interest exists at the time. This notification rule applies as well to a shadow director of the Irish participating Affiliate (i.e., an individual who is not on the board of the Irish participating Affiliate but who has sufficient control so that the board of directors acts in accordance with the “directions or instructions” of the individual).

ISRAEL

Terms and Conditions

Tax Requirements. To facilitate compliance with tax withholding obligations in Israel, Ciena reserves the right to immediately sell all shares of Common Stock issued to the employee upon purchase (on the employee's behalf and at the employee's direction pursuant to this authorization). In such event, the proceeds of the sale of the shares of Common Stock, less any Tax-Related Items and broker's fees or commissions, will be remitted to the employee.

MEXICO

Terms and Conditions

Acknowledgement of the Enrollment Form. By accepting the grant of Purchase Rights, the employee acknowledges that he or she has received a copy of the ESPP and the Enrollment Form, including this Appendix A, which the employee has reviewed. The employee acknowledges further that he or she accepts all the provisions of the ESPP and the Enrollment Form, including this Appendix A. The employee also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in the Nature of Grant section of the Enrollment Form, which clearly provide as follows:

(1)    The employee's participation in the ESPP does not constitute an acquired right;

(2)    The ESPP and the employee's participation in it are offered by Ciena on a wholly discretionary basis;

(3)    The employee's participation in the ESPP is voluntary; and

(4)    Ciena and its participating Affiliates are not responsible for any decrease in the value of any shares of Common Stock acquired at purchase.

Labor Law Acknowledgement and Policy Statement. By accepting the grant of Purchase Rights, the employee acknowledges that Ciena Corporation, with registered offices at Winterson Road, Linthicum, Maryland 21010, U.S.A., is solely responsible for the administration of the ESPP. The employee further acknowledges that his or her participation in the ESPP, the grant of Purchase Rights and any acquisition of shares of Common Stock under the ESPP do not constitute an employment relationship between the employee and Ciena Corporation because the employee is participating in the ESPP on a wholly commercial basis and his sole employer is Ciena Communications Mexico S.A. de C.V. or Ciena Mexico S.A. de C.V (“Ciena-Mexico”). Based on the foregoing, the employee expressly acknowledges that the ESPP and the benefits that the employee may derive from his or her participation in the ESPP do not establish any rights between the employee and the his or her Employer, Ciena-Mexico, and do not form part of the employment conditions and/or benefits provided by Ciena-Mexico, and any modification of the ESPP or its termination shall not constitute a change or impairment of the terms and conditions of the employee's employment.

The employee further understands that his or her participation in the ESPP is the result of a unilateral and discretionary decision of Ciena Corporation and therefore, Ciena Corporation reserves the absolute right to amend and/or discontinue his or her participation in the ESPP at any time, without any liability to the employee.

Finally, the employee hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against Ciena Corporation for any compensation or damages regarding any provision of the ESPP or the benefits derived under the ESPP, and the employee therefore grants a full and broad release to Ciena Corporation, its subsidiaries, affiliates, branches, representation offices, shareholders, officers, agents and legal representatives, with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Acuerdo de Inscripción

Al aceptar el otorgamiento de derechos de compra, usted reconoce que ha recibido una copia del ESPP y del Acuerdo de Inscripción, incluyendo este Anexo A, mismos que usted ha revisado. Usted reconoce, además, que acepta todas las disposiciones del ESPP y del acuerdo de inscripción, incluyendo este Anexo A. Usted también reconoce que ha leído y, específica y expresamente aprueba los términos y condiciones establecidos en el apartado intitulado Naturaleza del Otorgamiento del Acuerdo de Inscripción, que claramente dispone lo siguiente:

(1)    Su participación en el ESPP no constituye un derecho adquirido;

(2)    El ESPP y su participación en el ESPP son ofrecidos por Ciena sobre una base totalmente discrecional;

(3)    Su participación en el ESPP es voluntaria; y

(4)    Ciena y sus afiliadas no son responsables de ninguna disminución en el valor de cualesquiera de las Acciones adquiridas al momento de la compra.

Reconocimiento de Ley Laboral y Declaración de Política

Al aceptar el otorgamiento de los derechos de compra, usted reconoce que Ciena Corporation, con oficinas registradas en 701 Winterson Road, Linthicum, Maryland 21010, Estados Unidos de América, es únicamente responsable por la administración del ESPP. Además, usted reconoce que su participación en el ESPP, el otorgamiento de derechos de compra y cualquier adquisición de acciones de conformidad con el ESPP no constituyen una relación laboral entre usted y Ciena Corporation. porque usted está participando en el ESPP sobre una base totalmente comercial y su único patrón es Ciena Communications Mexico S.A. de C.V. or Ciena Mexico S.A. de C.V (“Ciena-México”). Con base en lo anterior, usted expresamente reconoce que el ESPP y los beneficios que le pueden derivar de la participación en el ESPP no establecen ningún derecho entre usted y su Patrón, Ciena-México, y no forman parte de las condiciones de trabajo y/o prestaciones otorgadas por Ciena-México, y cualquier modificación al ESPP o su terminación no constituirá un cambio o deterioro de los términos y condiciones de su trabajo.

Además, usted entiende que su participación en el ESPP es resultado de una decisión discrecional y unilateral de Ciena Corporation.; por lo que Ciena Corporation se reserva el derecho absoluto a modificar y/o discontinuar su participación en el ESPP en cualquier momento, sin responsabilidad alguna para con usted.

Finalmente, usted manifiesta que no se reserva ninguna acción o derecho para presentar una reclamación o demanda en contra de Ciena Corporation por cualquier compensación o daños en relación con cualquier disposición del ESPP o de los beneficios derivados del ESPP y, por lo tanto, usted otorga un amplio y total finiquito a Ciena Corporation, sus subsidiarias, afiliadas, sucursales, oficinas de representación, accionistas, directores, funcionarios, agentes y representantes legales con respecto a cualquier reclamación o demanda que pudiera surgir.

NETHERLANDS

Terms and Conditions

Nature of Grant. By participating in the ESPP, the employee acknowledges that the Purchase Rights granted under the ESPP are intended as an incentive for the employee to remain in service with the Employer and are not intended as remuneration for labor performed.

Notifications

Insider Trading Notification. The employee should be aware of the Dutch insider trading rules, which may impact the employee's sale of shares of Common Stock under the ESPP. In particular, the employee may be prohibited from effectuating certain transactions involving shares of Common Stock if he or she has inside information about Ciena.

Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “insider information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public and which, if published, would reasonably be expected to affect the share price, regardless of the development of the price. The insider could be any employee of Ciena or its participating Affiliates in the Netherlands who has inside information as described herein. Given the broad scope of the definition of inside information, certain employees working at of Ciena or its participating Affiliates in the Netherlands may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when they have such inside information.

By accepting the offer and the underlying shares of Common Stock, the employee acknowledges having read and understood the notification above and acknowledges that it is the employee's responsibility to comply with the Dutch insider trading rules, as discussed herein. If the employee is uncertain whether the insider-trading rules apply to him or her, the employee should consult his or her personal legal advisor.

POLAND

Notifications

Exchange Control Information. Polish residents are obligated to transfer funds via bank accounts if the transferred amount in a particular transaction exceeds €15,000. Polish residents are also required to store the documents connected with foreign exchange transactions for a period of five years, counting from the end of the year when the foreign exchange transactions were made. In addition, Polish residents holding foreign securities (including shares of Common Stock) abroad have certain reporting requirements to the National Bank of Poland. Polish residents holding foreign securities will be required to file quarterly reports with information on transactions and balances regarding foreign securities if the value (calculated individually or together with other assets/liabilities possessed abroad) exceeds PLN 7 million. The reports must be filed on special forms available on the website of the National Bank of Poland. It is the employee's responsibility to comply with all applicable exchange control regulations.

SINGAPORE

Notifications

Securities Law Information. The grant of the Purchase Rights is being made pursuant to the “Qualifying Person” exemption under Section 273 (1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The ESPP has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The employee should note that the grant is subject to section 257 of the SFA and he or she will not be able to make (i) any subsequent sale of shares of Common Stock in Singapore or (ii) any offer of such subsequent sale of shares of Common Stock in Singapore, unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Director Notification Requirements. If an employee is a director, associate director or shadow director of a Singapore participating Affiliate, the employee must notify the Singapore participating Affiliate in writing within two days of the employee receiving or disposing of an interest (e.g., Purchase Rights, Common Stock) in Ciena or any participating Affiliate, or within two days of the employee becoming a director if such an interest exists at the time.

Insider Trading Information. The employee should be aware of the Singapore insider trading rules, which may impact the employee's acquisition or disposal of shares of Common Stock or rights to shares of Common Stock under the ESPP. Under the Singapore insider trading rules, the employee is prohibited from acquiring or selling shares of Common Stock or rights to shares of Common Stock (e.g., Purchase Rights) when he or she is in possession of information which is not generally available and which the employee knows or should know will have a material effect on the price of the shares of Common Stock once such information is generally available.

SPAIN

Terms and Conditions

Nature of Grant. This provision supplements the Nature of Grant section in the Enrollment Form:

In accepting the Purchase Rights, the employee consents to participate in the ESPP and acknowledges that he or she has received a copy of the ESPP.

The employee understands and agrees that in accepting the Purchase Rights, the employee will cease to be a participant in the ESPP upon the termination of his or her status as an eligible employee for any reason (including for the reasons listed below) and the employee's payroll deductions shall cease and be returned to the employee, without interest, as soon as administratively possible.

The employee understands that Ciena has unilaterally, gratuitously and discretionally decided to grant Purchase Rights under the ESPP to individuals who may be eligible employees. The decision is a limited decision that is entered into upon the express assumption and condition that any offer will not economically or otherwise bind Ciena or any participating Affiliate on an ongoing basis. Consequently, the employee understands that the Purchase Rights are granted on the assumption and condition that the ESPP and any shares of Common Stock purchased under the ESPP are not part of any employment contract either with Ciena or a participating Affiliate and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the employee understands that the Purchase Rights would not be granted to the employee but for the assumptions and conditions referred to herein; thus, the employee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the Purchase Rights shall be null and void.

Further, the employee's participation in the ESPP is expressly conditioned on his or her continued and active employment, such that if his or her employment terminates for any reason whatsoever, the employee's participation in the ESPP will cease immediately, effective on the date of his or her termination of employment (or as of the end of the Purchase Period following termination as provided in the ESPP where the employee retires, dies, becomes disabled, or is laid off or on authorized leave). This will be the case, for example, even if (1) the employee is considered to be unfairly dismissed without good cause; (2) the employee is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the employee terminates employment due to a unilateral breach of contract by Ciena or any of its participating Affiliates; or (3) the employee's employment terminates for any reason other than those set forth in the preceding sentence.

Notifications

Exchange Control Information. The acquisition of shares of Common Stock under the ESPP must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministerio de Industria, Turismo y Comercio. The employee also must declare ownership of any shares by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the shares are owned or to report the sale of shares of Common Stock.

When receiving foreign payments exceeding €50,000 derived from the ownership of shares of Common Stock (i.e., dividends or sale proceeds), the employee must inform the financial institution receiving the payment of the basis upon which such payment is made. The employee will need to provide the institution with the following information: (i) name, address, and fiscal identification number; (ii) the name and corporate domicile of Ciena; (iii) the amount of the payment; the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

Notifications

Securities Law Information. The offering of the ESPP is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland.

UNITED ARAB EMIRATES

Notifications

Securities Law Information. The ESPP is only being offered to qualified employees and is in the nature of providing equity incentives to employees of Ciena's participating Affiliates in the United Arab Emirates. Any documents related to the ESPP, including the ESPP, the Prospectus and other grant documents (“ESPP Documents”), are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. The employee, as a prospective stockholder, should conduct his or her own due diligence on the securities. If the employee does not understand the contents of the ESPP Documents, he or she should consult an authorized financial adviser.

The relevant securities authorities have no responsibility for reviewing or verifying any ESPP Documents. United Arab Emirates securities or financial/economic authorities have not approved the ESPP Documents, nor taken steps to verify the information set out in them, and thus, are not responsible for their content.

The employee as a prospective stockholder should conduct their own due diligence on the securities.

UNITED KINGDOM

Terms and Conditions

Taxes. This section supplements the Responsibility for Taxes section of the Enrollment Form:

If payment or withholding of the income tax due in connection with the employee's participation in the ESPP is not made within ninety (90) days of the event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by the employee to the Employer, effective on the Due Date. The employee agrees that the loan will bear interest at the then-current Official Rate of Her Majesty's Revenue and Customs (“HMRC”), it will be immediately due and repayable, and Ciena or the Employer may recover it at any time thereafter by any of the means referred to in the Responsibility for Taxes section of the Enrollment Form.

Notwithstanding the foregoing, if the employee is a director or executive officer of Ciena (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the employee will not be eligible for such a loan to cover the income tax liability. In the event that the employee is such a director or executive officer and the income tax is not collected from or paid by the employee by the Due Date, the amount of any uncollected income tax will constitute a benefit to the employee on which additional income tax and National Insurance Contributions (“NICs”) will be payable. The employee acknowledges that Ciena or the Employer may recover any such additional income tax and NICs at anytime thereafter by any of the means referred to in the Responsibility for Taxes section of the Enrollment Form. The employee understands that he or she is responsible for reporting and paying any income tax and NICs due on this additional benefit directly to HMRC under the self-assessment regime.